As filed with the Securities and Exchange Commission on September 3, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAZON.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1646860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1200 12TH AVENUE SOUTH, SUITE 1200,

SEATTLE, WASHINGTON 98144

(Address of Principal Executive Offices Including Zip Code)

JOYO.COM LIMITED 2004 SHARE OPTION PLAN

(Full Title of the Plan)

Copies to:

L. Michelle Wilson Senior Vice President, General Counsel and Secretary Amazon.com, Inc. 1200 12th Avenue South, Suite 1200, Seattle, Washington 98144 (206) 266-1000	Ronald O. Mueller, Esq. Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 (202) 955-8500

(Name and Address of Agent For Service)

(206) 266-1000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	47,155 shares	$38.36	$1,808,630.03	$229.15

(1)	The Registrant assumed outstanding options to purchase capital stock of Joyo.com Limited granted under the Joyo.com Limited 2004 Share Option Plan, some of which options superceded options granted under prior option plans of Joyo.com Limited (the “Joyo.com Assumed Options”). Pursuant to Rule 416(c) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act based upon the average of the high and low prices for the Common Stock on August 31, 2004, which was $38.36.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Amazon.com, Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to 47,155 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Company’s assumption of the Joyo.com Limited 2004 Share Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in prospectuses for the Company’s Joyo.com Limited 2004 Share Option Plan that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Registrant’s latest recent Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above.

3.	The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A dated May 2, 1997, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant’s Exchange Act file number with the Commission is 000-22513.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 10 of the Company’s Bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as a director or officer of the Company or that, being or having been a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

The Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article 10 of the Company’s Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The Company has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the Company’s officers and directors with further indemnification, to the maximum extent permitted by the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 10-Q, filed on May 15, 2000 (File No. 000-22513).

4.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 10-Q, filed on April 25, 2002 (File No. 000-22513).

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Joyo.com Limited 2004 Share Option Plan

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 3rd day of September, 2004.

AMAZON.COM, INC.

By:	/s/ Jeffrey P. Bezos
Name:	Jeffrey P. Bezos
Title:	President, Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Jeffrey P. Bezos, Tom Szkutak and L. Michelle Wilson and each of them severally as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Jeffrey P. Bezos Jeffrey P. Bezos	President, Chief Executive Officer and Chairman of the Board	September 3, 2004

/s/ Tom Szkutak Tom Szkutak	Senior Vice President and Chief Financial Officer	September 3, 2004

/s/ Mark S. Peek Mark S. Peek	Vice President, Chief Accounting Officer	September 3, 2004

/s/ Tom A. Alberg Tom A. Alberg	Director	September 3, 2004

/s/ John Seely Brown John Seely Brown	Director	September 3, 2004

/s/ L. John Doerr L. John Doerr	Director	September 3, 2004

/s/ William B. Gordon William B. Gordon	Director	September 3, 2004

/s/ Myrtle S. Potter Myrtle S. Potter	Director	September 3, 2004

/s/ Thomas O. Ryder Thomas O. Ryder	Director	September 3, 2004

/s/ Patricia Q. Stonesifer Patricia Q. Stonesifer	Director	September 3, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 10-Q, filed on May 15, 2000 (File No. 000-22513).

4.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 of the Registrant’s Form 10-Q, filed on April 25, 2002 (File No. 000-22513).

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Joyo.com Limited 2004 Share Option Plan

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)